                                                                    EXHIBIT 10.2


                                     LEASE

This instrument is an indenture of lease by and between the 425 Medford Nominee Trust, c/o The Flatley Company, of 50 Braintree Hill Office Park, Braintree, Massachusetts 02184 ("Landlord") and Saleslink Corporation, of 25 Drydock Avenue, Boston, Massachusetts 02210 ("Tenant").

     The parties to this instrument hereby agree with each other as follows:

                                   ARTICLE I
                       SUMMARY OF BASIC LEASE PROVISIONS

1.1     INTRODUCTION

     As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease, and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2     BASIC DATA
Date:                      January 6, 1998

Landlord:                  425 Medford Nominee Trust

Present Mailing Address
of Landlord:               50 Braintree Hill Office Park, Braintree,
                           Massachusetts 02185-0168

Payment Address:           P.O. Box 850168, Braintree,
                           Massachusetts 02185-0168

Tenant:                    Saleslink Corporation

Mailing Address of
Tenant:                    25 Drydock Avenue
                           Boston, Massachusetts 02210

with a copy to:            Clarkin, Sawyer & Phillips, P.C.
                           20 William Street
                           Wellesley, MA 02181
                           Attn: Pamela J. Anderson, Esq.

and                        William Williams, II, Esq.
                           Palmer & Dodge
                           1 Beacon Street
                           Boston, MA 02108

Premises: Approximately 154,676 rentable square feet of space consisting of (i) approximately 78,605 rentable square feet located on the first (1st) floor and 49,151 rentable square feet located on the second (2nd) floor, of warehouse space, and (ii) approximately 9,928 rentable square feet located on the first
(1st) floor, 9,928 rentable square feet located on the second (2nd) floor and 7,064 rentable square feet located on the third (3rd) floor; of office space; all in the Building and as more particularly described in Exhibit A hereto. The Premises shall be expanded in accordance with the terms of Section 2.3 of this Lease.

Lease Term: Fifteen (15) years and one (1) month (plus the partial calendar month immediately following the Term Commencement Date (as defined below) if the Term Commencement Date does not fall on the first day of a month). The Lease Term may be extended by Tenant in accordance with the terms of Section 3.3.1 of this Lease.

Term Commencement Date: The Term Commencement Date shall occur, on the date Landlord has Substantially Completed the Landlord's Work (as defined in Exhibit
B), provided, however, in no event shall the Term Commencement Date be earlier than May 1, 1998.

Base Rent:   For the first five (5) Lease Years, at the rate of $855,358.28 per annum ($71,279.86 per month, i.e. $5.53 per rentable square foot); for the sixth through tenth Lease Years, at the rate of $962,084.72 per annum ($80,173.73 per month, i.e. $6.22 per rentable square foot); and for the eleventh through fifteenth Lease Years, at the rate of $1,081,185.24 per annum ($90,098.77 per month, i.e. $6.99 per rentable square foot).

Rent Commencement Date: The later of (i) the Term Commencement Date, or (ii) June 1, 1998.

Base Rent Commencement Date: Thirty (30) days after the Rent Commencement Date.

Security Deposit: Letter of Credit in the amount of $800,000.00 in form and substance satisfactory to Landlord.

Guarantor of Tenant's
Obligations:   CMG Information Services, Inc.

Permitted Use: General office and warehouse uses and other uses permitted under applicable law and for no other purpose or purposes.

Tenant's Proportionate
Share:   100%.

Additional Rent: (i)  Operating Expenses:  All Operating Costs (as defined in
Section 4.3) for the Building and Lot.

(ii) Real Estate Taxes: All Real Estate Real Estate Taxes (as defined in Section 4.2) for the Building and tax lot or lots on which the Building and other improvements are located ("Lot").

Tenant's Insurance

Requirements: Public Liability: ONE MILLION AND 00/100 ($1,000,000.00) Dollars for injury to one person, ONE MILLION AND 00/100 ($1,000,000.00) Dollars for injury to more than one person, per incident with umbrella liability coverage in an amount not less than FIVE MILLION AND 00/100 ($5,000,000.00) Dollars.

Property Damage:  ONE MILLION AND 00/100 ($1,000,000.00) Dollars per incident.

Landlord's Insurance
Requirements:  See Section 11.4.

1.3  ENUMERATION OF EXHIBITS

Exhibit A:    Plan showing the Premises
Exhibit A-1:  Site Plan
Exhibit B:    Description of Landlord's Work
Exhibit B-1:  Workletter
Exhibit B-2:  Specifications for Landlord's Work
Exhibit B-3:  Schedule for Work
Exhibit C:    Term Commencement Date Agreement
Exhibit D:    Form of Operating Costs Budget
Exhibit E:    Form of Letter of Credit

                                   ARTICLE II
                    DESCRIPTION OF PREMISES AND APPURTENANT
                                     RIGHTS

     2.1     LOCATION OF PREMISES

     The Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the Premises as described in Section 1.2 in Landlord's building (the "Building") located at 425 Medford Street, Boston, Massachusetts consisting of approximately 154,676 square feet of space as identified on Exhibit A. Nothing in Exhibit A shall be treated as a representation that the Premises or the Building shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises and the Building.

     Upon Tenant's prior written request within sixty (60) days of the Rent Commencement Date, Landlord shall cause the rentable square footage of the Premises to be measured by Landlord's architect in accordance with New York standard measurement standards and such rentable square footage as so determined shall be the rentable square footage of the Premises hereunder. If the rentable square footage of the Building is other than as initially stated herein, the Tenant's Proportionate Share shall be retroactively adjusted to reflect the actual rentable square footage of the Premises, as determined in accordance with this paragraph for the period commencing on the Rent Commencement Date, and Landlord or Tenant, as the case may be, shall pay the other any difference due within thirty (30) days of the date the rentable square footage of the Premises is finally determined.

     2.2     APPURTENANT RIGHTS AND RESERVATIONS

     Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the "Lot"), including common walkways, driveways, lobbies, hallways, ramps, stairways and elevators, necessary for access to said Premises and lavatories nearest thereto. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, and to the right of Landlord to designate and to change from time to time the areas and facilities so to be used, provided that such changes do not unreasonably interfere with the use of the Premises for the Permitted Use.

     Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant's use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns. Landlord agrees to repair any damage to the Premises caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. The Landlord also reserves the right to alter or relocate any common facility and to change the lines of the Lot.

     Landlord shall maintain not less than 175 parking spaces for Tenant's use from time to time on the Lot as shown on Exhibit A-1 attached hereto. Tenant shall have the right to designate visitor parking areas and overnight parking areas within the area designated for Tenant's parking as shown on Exhibit A-1 attached hereto. Landlord reserves the right to relocate the Tenant's parking area provided such relocated have reasonably comparable access to the Premises.

2.3  EXPANSION PREMISES

     Provided that (i) Tenant has not assigned the Lease, and (ii) not more than 50% of the Premises are then subject to a sublease (whether the term of the sublease has commenced or is to be commenced thereafter), then Tenant shall lease the entirety of approximately 21,142 rentable square feet of space located on the third floor of the Building (collectively, "Expansion Space") upon the earlier to occur of (i) two (2) years following the Term Commencement Date (the "Outside Expansion Premises Commencement Date"), or (ii) the date on which the Expansion Space is substantially completed in accordance with subsection (A) below in the event Tenant provides written notice to Landlord that Tenant has elected to take the Expansion Premises prior to the Outside Expansion Premises Commencement Date (which notice shall include a designation of the portions of the Expansion Space to be used as office area and the portion to be used as warehouse/production space); on the terms and conditions as follows: (A) the Expansion Space shall be leased in the condition set forth in Exhibit B under the heading: "Expansion Space"; (B) except for the Base Rent and Additional Rent, the Expansion Space shall be leased on all the terms and conditions of this Lease then in effect with respect to the initial Premises, provided all terms of the Lease based upon the rentable square feet of the Premises shall be adjusted accordingly; (C) the term for the Expansion Space shall be the remaining Term of this Lease (including the Extension Period(s)); and (D) the Expansion Space shall be leased at an initial annual Base Rent equal to the total of (x) $8.00 per rentable square foot for any office space in the Expansion Space, plus (y) $6.00 per rentable square foot for any warehouse/production space in the Expansion Space; for the period until the end of the fifth Lease Year.

The Base Rent for the Expansion Space shall be increased thereafter as follows:

Lease Years:    Annual Base Rent:

6-10        $9.00 per rentable square foot for any office space in the Expansion
Space, plus (y) $6.75 per rentable square foot for any warehouse/production space in the Expansion Space; and

11-15      $10.12 per rentable square foot for any office space in the Expansion
Space, plus (y) $7.60 per rentable square foot for any warehouse/production space in the Expansion Space.

At Landlord's option, the addition of the Expansion Space to the Premises shall be effective only if, on the date on which Landlord is to deliver the Expansion Space to Tenant, no uncured Event of Default shall then be outstanding. Time is of the essence.

                                  ARTICLE III
                      TERM OF LEASE; CONDITION OF PREMISES

3.1     TERM OF LEASE

     The term of this Lease shall be the period specified in Section 1.2 hereof as the "Lease Term" commencing upon the Rent Commencement Date specified in
Section 1.2. Promptly upon the determination of the date constituting the Rent Commencement Date, the parties hereto shall enter into a term commencement date agreement substantially in the form of Exhibit C attached hereto and made a part hereof. Tenant shall have the right of access to enter the Premises for furnishing, fixturing, cabling and the like by the later of (i) May 1, 1998, or
(ii) upon notice from Landlord that the Premises are suitable for Tenant to so enter. Landlord agrees to give Tenant not less than thirty (30) days prior written notice of the date of Tenant's early access and anticipated Term Commencement Date.

3.2     CONDITION OF PREMISES

     (i) Landlord shall Substantially Complete the Premises and prepare same for occupancy by Tenant in accordance with Landlord's work as set forth in Exhibit "B" attached hereto. "Substantially Complete" shall mean that Landlord has completed the work set forth in Exhibit "B" to the extent that only minor details of construction (so-called "punch list" items) and minor mechanical adjustments remain to be done in the Premises. Landlord shall use its best efforts to Substantially Complete the Premises on or before the June 1, 1998, provided that no subsequent material changes are made to the scope of work and specifications set out in Exhibit "B". If Landlord is delayed in the performance of this work because of strikes, labor difficulties, inability to obtain materials, fire, governmental regulations, or any other circumstances beyond its control, then such schedule of completion, will be postponed for a period of time equal to the delay thus incurred, provided that if Landlord fails to Substantially Complete Landlord's Work in the Premises in accordance with the terms and conditions of the Lease by December 31, 1998 (the "Outside Delivery Date"), Tenant may, as its sole remedy (other than self-help as set forth in
Section 8.2 hereof), terminate this Lease upon thirty (30) days prior written notice given any time before such delivery, provided however, if Landlord completes and delivers the Premises to Tenant in accordance with the terms and conditions of the Lease within such thirty (30) day period, Tenant's termination notice shall be null and void. Failure on the part of the Landlord to provide occupancy as herein described shall not constitute a breach or default on the part of the Landlord under this Lease or give rise to any claims of damage or expenses of any kind against the Landlord by Tenant, either direct or consequential. In the event Tenant is unable to take possession of the Premises on the Term Commencement Date because of Landlord but not Tenant, the Rent Commencement Date, Term Commencement Date and the Term Expiration Date shall be adjusted to reflect the date of Tenant's later occupancy. The Rent Commencement Date, Term Commencement Date and Term Expiration Date shall not be adjusted in the event such delay of Landlord's Work is caused by Tenant.

     Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business (as opposed to installation and testing of furniture and equipment and performance of Tenant's
Work) prior to the Rent Commencement Date, such date of occupancy shall, for all intents and purposes of this Lease, be the Rent Commencement Date.

3.3.1  EXTENSION PERIOD

     Provided that (i) Tenant has not assigned the Lease, (ii) not more than 50% of the Premises are then subject to a sublease (whether the term of the sublease has commenced or is to be commenced thereafter), and (iii) Landlord has not exercised its right to terminate this Lease in accordance with Section 17.24 hereof, then Tenant has the right to extend the Term of the Lease for one (1) five (5) year period (the "Extension Period") at a Base Rent equal to the Market Rent, and otherwise on the same terms and conditions as this Lease, except that there shall be no further rights to extend the Term. The Market Rent shall be the rent set forth in a written notice from Landlord to Tenant given not less than eighteen (18) months prior to expiration of the Term based on the rent for comparable renewal leases (in terms of length of term, space and other relevant factors) for "as-is" space for comparable space in the Boston area, except as set forth in the following paragraphs of this Section. Tenant shall exercise the option for each Extension Period by written notice to Landlord not more than fifteen (15) months nor less than twelve (12) months before the then expiration of the Term. At Landlord's option, Tenant's exercise of the option shall be effective only if, at the time of the notice and upon the effective date of the Extension Period, no uncured Event of Default shall then be outstanding.

     Tenant shall have twenty (20) business days after receipt of Landlord's notice of Market Rent to notify Landlord that (i) Tenant is contesting same, or
(ii) Tenant is accepting Landlord's estimate of Market Rent. Tenant's failure to so notify Landlord within such twenty (20) business day period shall be deemed an acceptance of such

Market Rent. If Tenant timely contests Landlord's determination of Market Rent, then the parties shall have thirty (30) days after Landlord receives Tenant's notice of contest in accordance herewith in which to agree on the Market Rent for the Extension Period. If the Tenant exercises its option and the parties agree on the Market Rent during such thirty (30) day period, Landlord and Tenant shall execute an amendment to this Lease setting forth the Annual Fixed Rent for the Extension Period.

     If the parties are unable to agree on the Market Rent within the thirty
(30) day period, then, within ten (10) days after the expiration of that period, each party, at its cost and by giving written notice to the other party, shall appoint a qualified M.A.I. real estate appraiser with at least 5 years' full-time commercial appraisal experience in the Boston area to appraise and set the Market Rent for the Premises in accordance with the foregoing criteria. If a party does not appoint such an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Market Rent for the Premises. The two appraisers appointed by the parties as stated in this paragraph shall meet promptly and attempt to establish the Market Rent for the Premises in accordance with the foregoing criteria. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Market Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can appeal to the then president of the Greater Boston Real Estate Board, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing and paying the fee of the third appraiser. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

     Within thirty (30) days after the selection of the third appraiser, the third appraiser shall set the Market Rent for the Premises which shall be binding on all parties.

                                   ARTICLE IV
                                      RENT

4.1  RENT PAYMENTS

     The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the "Rent") shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever.

     (a) Commencing on the Rent Commencement Date, the monthly installments of Tenant's Proportionate Share of the Real Estate Taxes and Tenant's Proportionate Share of Operating Costs shall be payable in advance on the first day of each and every calendar month during the term of this Lease. Commencing on the Base Rent Commencement Date, monthly installments of Tenant's Proportionate Share of the Base Rent shall be payable in advance on the first day of each and every calendar month during the term of this Lease. Provided no Event of Default shall then be outstanding, no Base Rent shall be payable for the period from the Rent Commencement Date to the Base Rent Commencement Date. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month. If the Base Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Base Rent Commencement Date and shall be equal to a proportionate part of such monthly Base Rent for the partial month from the Base Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Base Rent for such succeeding calendar month. As used in this Lease, the term "lease year" shall mean any twelve (12) month period commencing on the Rent Commencement Date; provided, however, if the Rent Commencement Date does not fall on the first day of a month, then the term "lease year" shall mean any twelve month period commencing on the first day of the month immediately following the Rent Commencement Date, in which event the first lease year shall also include the partial month containing the Rent Commencement Date.

     (b) Base Rent and the monthly installments of Tenant's Proportionate Share of Real Estate Taxes and Tenant's Proportionate Share of Operating Costs for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

     (c) Rent not paid within ten (10) days of the date due shall bear interest at a rate (the "Lease Interest Rate") equal to the lesser of (i) the so-called base rate of interest charged from time to time by The First National Bank of Boston, N.A., plus three percent (3%) per annum or (ii) the maximum legally permissible rate, from the due date until paid.

     (d) Rent for the first full month of the initial Term for which rent is due shall be paid by Tenant upon the execution of this Lease.

4.2  REAL ESTATE TAXES

     (a) The term "Real Estate Taxes" shall mean all taxes and assessments (including without limitation, assessments for public improvements or benefits and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and the Lot, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad valorem taxes for any personal property used in connection with the Building or Lot. Landlord agrees that Tenant's share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installment that are attributable to periods within the Lease Term.

     Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for such Real Estate Taxes, or
(2) impose an income or franchise tax or a tax on rents in substitution for a tax levied against the Building or the Lot or any part thereof and/or the personal property used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges ("Substitute Real Estate Taxes") shall be deemed to constitute Real Estate Taxes hereunder. Real Estate Taxes shall also include, in the year paid, all reasonable fees and costs incurred by Landlord in obtaining a reduction of, or a limit on the increase in, any Real Estate Taxes, regardless of whether any reduction or limitation is obtained provided that Tenant has consented to seeking such a reduction or limitation. Except as hereinabove provided with regard to Substitute Real Estate Taxes, Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

     (b) Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the Real Estate Taxes assessed against the Building and Lot, as the same may change from time to time) during the Lease Term.

     Commencing on the Rent Commencement Date, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total of Tenant's Proportionate Share of the annual Real Estate Taxes (as reasonably estimated by Landlord) due from Tenant to Landlord pursuant to this Article 4.2(b). Promptly after the determination by any taxing authority of Real Estate Taxes upon the Building and Lot for each tax year, Landlord shall make a determination of the Tenant's Proportionate Share of the Real Estate Taxes, and if the aforesaid payments theretofore made for such tax year by Tenant exceed the Tenant's Proportionate Share of the Real Estate Taxes, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph, unless such overpayment is made during the last year of the Term, in which case such overpayment shall be paid to Tenant within twenty (20) days; and if the Tenant's Proportionate Share of the Real Estate Taxes for such tax year are greater than such payments theretofore made on account for such tax year, Tenant shall, within twenty (20) days of written notice from Landlord, make a suitable payment to Landlord. Copies of tax bills submitted by Landlord with any such statement shall be conclusive evidence of the amount of Real Estate Taxes. After the full assessment year, the initial monthly payment on account of the Tenant's Proportionate Share of the Real Estate Taxes shall be replaced each year by a payment which is one-twelfth (1/12th) of the Tenant's Proportionate Share of the Real Estate Taxes for the immediately preceding tax year.

   (c) If any Real Estate Taxes, with respect to which Tenant shall have paid Tenant's Proportionate Share, shall be adjusted to take into account any abatement or refund, Landlord shall promptly pay to Tenant the amount of Tenant's Proportionate Share of such abatement or refund less Landlord's reasonable costs or expenses, including without limitation appraiser's and attorneys' fees, of securing such abatement or refund. Upon Tenant's prior written request, Landlord shall either seek a tax abatement, or authorize Tenant to seek such an abatement provided that if such abatement is initiated at Tenant's request, Tenant shall pay all costs and expenses in connection therewith. If Tenant prosecutes such abatement itself, Landlord shall cooperate in connection with such abatement proceeding and shall, upon request, furnish such information and documentation relating to the Property and execute such instruments as Tenant may reasonably request.

   (d) Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

4.3  TENANT'S SHARE OF OPERATING COSTS

   Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the Operating Costs during the Lease Term.

   Commencing on the Rent Commencement Date, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the total annual Operating Costs (as reasonably estimated by Landlord) due from Tenant to Landlord pursuant to
Article 4.3 of this Lease. Promptly after the end of each calendar year thereafter, Landlord shall make a determination of Tenant's Proportionate Share of such Operating Costs; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant's share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Paragraph (unless such overpayment is made during the last year of the Term, in which case such overpayment shall be paid to Tenant within twenty (20) days); and if Tenant's Proportionate Share is greater than such payments theretofore made on account for such period, Tenant shall within thirty (30) days of written notice from Landlord make a suitable payment to Landlord.

   The initial monthly payment on account of Tenant's Proportionate Share of Operating Costs shall be adjusted after Landlord's determination of Tenant's Proportionate Share actually due for the preceding accounting period by a payment which is one-twelfth (1/12th) of Tenant's Proportionate Share of the actual Operating Costs for the immediately preceding period, with adjustments as appropriate where such preceding period is less than a full twelve-month period. Landlord shall have the same rights and remedies for non-payment by Tenant of any such amounts due on account of such Operating Costs as Landlord has hereunder for the failure of Tenant to pay Rent as provided for in Article 14 of this Lease.

   As used in this Lease, the term "Operating Costs" shall mean all competitive, reasonable and customary costs and expenses incurred by Landlord in connection with the operation, insuring, repair, maintenance, replacement and management (collectively, "the Operation") of the Building, the Building heating, ventilating, electrical, plumbing, and other systems and the Lot (collectively, "the Property") calculated in accordance with generally accepted accounting principles, including, without limitation, the following:

(1) All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the Operation of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other properties of Landlord such compensation shall be suitably prorated among the Property and such other properties;

(2) The cost of services, materials and supplies furnished or used in the Operation of the Property, including, without limitation, the cost to perform Landlord's obligations under Sections 8.2 and 9.1 of this Lease;

(3) The amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases; and (y) seeking abatements of Real Estate Taxes; provided, however, that management fees shall not exceed 3.5% of the gross revenues of the Building;

(4)  Insurance premiums;

(5) Costs for electricity, steam and other utilities required in the Operation of the Property, excluding electricity and gas (if any) supplied for use in the Premises by Tenant;

(6)  Water and sewer use charges;

(7)  The costs of snow-plowing and removal and landscaping;

(8) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

(9) All other reasonable expenses incurred in connection with the Operation of the Property; and

(10) Any capital expenditure made by Landlord during the term of this Lease (other than capital expenditures in connection with replacement of (x) mechanical systems under Section 8.2 of this Lease, or (y) the roof or structure, which shall not be included in Operating Costs), the total cost of which is not properly includable in Operating Costs for the operating year in which it was made, shall nevertheless be included in such Operating Costs for the operating year in which it was made, and Operating Costs for each succeeding operating year shall include the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on "like" properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

   The "Statement" shall mean a statement rendered to Tenant by Landlord within one hundred twenty (120) days after the end of each year, provided Landlord's failure to render such Statement within such period shall not limit Tenant's obligations to make any required payments when the Statement is issued. The Statement shall be in reasonable detail, certified by Landlord's representative, and show the Operating Costs for the Property and amounts already paid by Tenant for Tenant's Proportionate Share of Operating Costs, and the amount of Tenant's Proportionate Share of Operating Costs remaining due from or overpaid by Tenant for the year or fraction thereof covered by the Statement with appropriate prorations for fractional years. Landlord shall prepare the Statement in a form and with categories which are relatively consistent from year to year and consistent with the form of operating budget attached hereto as Exhibit D.

   If Tenant shall so request within sixty (60) days after receipt of any Statement, at Tenant's expense (including reasonable administrative fees of Landlord related to Tenant's review) and during normal business hours, Tenant shall be able to review Landlord's books and records relating to Operating Costs which are chargeable to Tenant for the period in respect of which such Statement was prepared for the purpose of verifying any such Statement that Landlord has given hereunder. Any such request shall be accompanied by a letter setting forth, in reasonable detail, the particular aspects of such Statement which Tenant disputes or questions. In making such examination, Tenant agrees and shall request and use commercially reasonable efforts to cause its auditors, accountants and any other employees, agents or contractors having access to such information to agree, and to keep strictly confidential

(i) any and all information contained in such books and records, and (ii) the circumstances and details pertaining to such examination including, without limitation, the nature of any disputes with respect to Operating Costs, and the nature and details of any settlement thereof (subject, however, to disclosure in the event of litigation or the information otherwise becomes public); and Tenant shall confirm and shall request and use commercially reasonable efforts to cause its auditors, accountants, employees, agents and contractors to confirm such agreement in writing, if so requested by Landlord, prior to such examination. If Tenant shall not request any such review within the sixty (60) day period hereinabove referred to, then Landlord's accounting shall be binding and conclusive. During the pendency of such examination, Tenant shall make all payments claimed by Landlord to be due, such payment to be without prejudice to Tenant's position. In the event of a final determination that the amounts paid by Tenant on account of Operating Costs for the period in question exceeded amounts actually due from Tenant, then Landlord shall pay such excess to Tenant as provided in this Section 4.3. In the event of a final determination that the amounts paid by Tenant on account of Operating Costs Payment for the period in question were less than amounts actually due to Landlord, Tenant shall pay such deficiency to Landlord as provided in this Section 4.3.

                                   ARTICLE V
                                USE OF PREMISES

5.1  PERMITTED USE

   Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

   Tenant shall comply and shall cause its employees, agents, and invitees to comply with such reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional reasonable rules and regulations shall be consistent with those for comparable buildings in the area, except where different circumstances justify different treatment.

5.2  COMPLIANCE WITH LAWS

   Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order applicable in the municipality in which the Premises are located. Tenant shall obtain any and all approvals, permits, licenses, variances and the like from governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, "Approvals") which are required for Tenant's use of the Premises, including, without limitation, any which may be required for any construction work and installations, alterations, or additions made by Tenant to, in, on, or about the Premises; provided, however, that Tenant shall not seek or apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals, except that Landlord shall be solely responsible for obtaining any and all Approvals in connection with Landlord's initial construction in the Premises. Tenant's inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant's rental, payment, and performance obligations hereunder. Tenant shall, at its own cost and expense, (i) make all installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority;
(ii) keep the Premises equipped with all required safety equipment and appliances; and (iii) comply with all laws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord's and Tenant's insurers applicable to the Premises, Building and Lot. Notwithstanding the foregoing, Tenant shall not be required to make any structural modifications to the Building unless required by Tenant's particular use of the Building as opposed to office/warehouse uses generally. Tenant shall not place a load upon any floor in the Premises exceeding 150 pounds per square foot of area.

   Landlord warrants that the Premises and the Building and other common areas shall, on the Term Commencement Date, be in compliance with all existing health, safety, fire, zoning, building and environmental laws, rules and regulations, including, without limitation, the Federal Americans with Disabilities Act.
                                           -------------------------------
42 USC (S)12101 et seq. (ADA).
                   ---

   In the event the Approvals shall not have been obtained on or before March 1, 1998 (the "Approvals Date"), either party shall have the right to terminate this lease by giving notice to the other of its election to so terminate at any time after the Approvals Date (but prior to the date the Approvals may have been issued and obtained). Landlord and Tenant shall reasonably cooperate with each other in connection with the Approvals. The Approvals shall not be considered as having been issued and obtained for purposes of this Section in the event any interested party still has the right to challenge or appeal any Approvals, or in the event such challenge or appeal has been taken and has not been resolved in Landlord's favor.

5.3  INSURANCE RISKS

   Tenant shall not permit any use of the Premises which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord for the costs of all extra insurance premiums caused by Tenant's use of the Premises. Any such amounts shall be deemed to be additional rent hereunder. Landlord acknowledges that Tenant's contemplated use of the Premises will not make voidable or cause the payment of extra insurance premiums or increase the premiums for any insurance on the Building or on the contents of said property or be contrary to any such law or regulation.

5.4  ELECTRICAL EQUIPMENT

   The Tenant shall not, without Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances, or equipment which will operate individually or collectively at a wattage in excess of the capacity of the electrical system serving the Premises as set forth in Exhibit B and Landlord may audit Tenant's use of electric power to determine Tenant's compliance herewith.

5.5  TENANT'S OPERATIONAL COVENANTS

   (a)  Affirmative Covenants

        In regard to the use and occupancy of the Premises, Tenant will at its expense: (1) keep the inside and outside of all glass in the doors and windows of the Premises reasonably clean; (2) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (3) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (4) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed (and Tenant shall cause the Premises to be inspected and exterminated on a regular basis by a reputable, licensed exterminator and shall provide Landlord, on request, with a copy of Tenant's contract for such services); (5) keep all mechanical apparatus free of vibration and loud noise which may be transmitted beyond the Premises; and (6) comply with and observe all rules and regulations reasonably established by Landlord from time to time.

   (b)  Negative Covenants

        In regard to the use and occupancy of the Premises and common areas, Tenant will not: (7) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area; (8) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; or (9) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or use or permit the use of any portion of the Premises for any unlawful purpose.

5.6  SIGNS, BLINDS and DRAPES

   Tenant shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Premises. No drapes or blinds may be put on or in any window nor may any Building drapes or blinds be removed by Tenant. Landlord agrees to provide a 2' x 6' ground sign identifying Tenant at Landlord's sole cost and expense. Tenant shall be entitled, at Tenant's sole cost and expense, to such exterior signage on the Building as is determined by Tenant in compliance with all applicable codes, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.

5.7  HAZARDOUS MATERIALS

   Tenant shall not use, handle, store or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively "Hazardous Materials") in, under, on or about the Property except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord's sole and absolute discretion. Any Hazardous Materials in the Premises, and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property in connection with Tenant's use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and
(iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7 shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained Landlord's consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord's prior consent as set forth in the first sentence of this Section 5.7.

   Landlord represents, warrants and covenants that it has no actual knowledge of the presence at the Building or Lot (including the Premises) of any Hazardous Materials (except as set forth in the environmental site report entitled:

   Whole Site Response Action Outcome Statement Report, dated May 15, 1996
(2 Volumes) a copy of which has been provided to Tenant (the "Report") (including, but not limited to, asbestos, asbestos containing materials, fuel oil, gasoline, or tanks for storage of fuel oil or gasoline). Landlord shall be deemed only to have "actual knowledge" of only such Hazardous Materials at the Building or Lot of which Anthony Gentile is actually aware as of the date hereof and which Hazardous Materials are not referred to in the Report (the foregoing, however, shall not be deemed to construe any personal liability whatsoever on Thomas J. Flatley and/or Anthony Gentile). Landlord agrees that it will not, generate, store, use, dispose of or release any such substances in or onto the Building or Lot (including the Premises) during the Lease Term in violation of applicable environmental laws. Landlord agrees to remediate the contamination disclosed in the Report prior to the Term Commencement Date in accordance with applicable environmental laws. Except for only the representations, warranties and covenants set forth in Section 5.7 hereinabove, Landlord makes no representation, warranty or covenant whatsoever concerning the presence or absence of Hazardous Materials at, in, on or under the Building, Premises and/or Lot. Prior to the parties execution of this Lease, Landlord has furnished Tenant, and Tenant hereby acknowledges that it has received and read the Report.

                                   ARTICLE VI
                   INSTALLATIONS, ALTERATIONS, AND ADDITIONS

6.1  INSTALLATIONS, ALTERATIONS, AND ADDITIONS

   Tenant shall not make structural installations, alterations, or additions to the Premises, but may make non structural installations, alterations or additions provided that Landlord consents in advance and in writing to any non-structural installations, alterations or additions costing more than $25,000.00, which consent shall not be unreasonably withheld or delayed. In no event shall Landlord's approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant's initial leasehold improvements or otherwise, constitute a representation by Landlord that such work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the ADA. Any installations, alterations, or additions made by Tenant shall be at Tenant's sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements and in compliance with the requirements of Section 5.2; and prior to Tenant's use of the Premises, after the performance of any such work, Tenant shall procure certificates of occupancy and any other required certificates. Tenant shall not suffer or permit any mechanics' or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be released of record forthwith without cost to Landlord. Any and all Tenant installations, alterations, and additions, in or to the Premises (but excluding all articles of Tenant's personal property and all Tenant's business fixtures, machinery, equipment, and furnishings owned or installed by Tenant ("Tenant's Personal Property")), shall become part of the real estate ("Permanent Tenant Improvements"), shall be fully paid for and free and clear of any and all chattel mortgages, conditional bills of sale, security interests, or any liens or encumbrances of any kind or nature. At all times when any material installation, alteration, or addition by Tenant is in progress, there shall be maintained, at Tenant's cost and expense, insurance meeting the requirements of
Section 11.3 below and certificates of insurance evidencing such coverage shall be furnished to Landlord prior to the commencement of any such work. All Permanent Tenant Improvements shall become the property of Landlord at the termination or expiration of this Lease.

   It is further agreed and understood that at the termination of this Lease or any extensions thereof, Tenant shall have restored the Premises to good repair, order and condition in all respects, reasonable wear and tear and damage by casualty excepted, including but not limited to repair of all floor surfaces damaged by the removal of partitions, machinery and equipment, and shall leave the Premises broom-clean.

                                  ARTICLE VII
                           ASSIGNMENT AND SUBLETTING

7.1  PROHIBITION

   Notwithstanding any other provision of this Lease, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, except for Permitted Transfers (as hereinafter defined) without, in each instance, having first received the express consent of Landlord, which consent shall not be unreasonably withheld or delayed provided that (i) the proposed subtenant shall have a business reputation and use which is a Permitted Use; (ii) the proposed subtenant has the financial ability to fulfill all of its obligations under the proposed assignment or sublease; and (iii) the proposed assignee or subtenant agrees in writing, in form acceptable to Landlord in the exercise of reasonable business judgment, that its assignment or sublease shall be subject to all of the terms and conditions of this Lease. Any request for consent under this Section 7.1 shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto.

   In any case where Landlord shall consent to any assignment or subletting, Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and such liability shall not be affected in any way by any amendment, modification, or extension or by any further assignment, other transfer, or subleasing of this Lease provided that after an assignment, Tenant's obligations shall be limited to those in effect at the time of the assignment. Tenant agrees to pay to Landlord, within fifteen (15) days of billing therefor, all reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any request to assign or sublet. It shall be a condition of the validity of any permitted assignment or subletting that the assignee or sublessee agree directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

   In the event Tenant requests Landlord's consent to (i) assign this Lease; or
(ii) sublet more than 30,000 rentable square feet of the Premises for each sublease transaction (other than Permitted Transfers), Landlord shall have the option, exercisable by notice to Tenant given within thirty (30) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in the manner provided in
Section 8.1 at the end of the Lease Term and thereafter, to the extent necessary in Landlord's judgment, Landlord, at Tenant's sole cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Rent and Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which this Lease is terminated. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the Rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the consideration (or the cash equivalent thereof) therefor, fifty percent (50%) of the amount of any such excess rent, after Tenant deducting therefrom the commercially reasonable legal, brokerage and fit-up costs paid by Tenant in connection with such transaction. The provisions of this paragraph shall apply to each and every assignment of this Lease and each and every subletting of more than 30,000 rentable square feet of the Premises, except as specifically set forth herein. For the purposes of this Section 7.1, the term "rent" shall mean all rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

   Notwithstanding anything herein to the contrary, the immediately preceding paragraph shall not apply to, and Landlord's consent shall not be required for,
(i) the sale
of all or substantially all of Tenant's stock or assets as a going concern,
(ii) a public offering of stock, (iii) the transfer of stock to a subsidiary or Affiliate (as defined herein), or (iv) the assignment or sublet of the Premises to an Affiliate of Tenant (in each case, a "Permitted Transfer") (and it shall be a condition of the validity of any such assignment) that such Affiliate agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder and Guarantor of its obligations under the Guaranty, and Tenant and Guarantor shall remain fully liable therefor. The term "Affiliate" for purposes of this Article shall mean (i) any corporation, partnership, trust, association or other business organization directly or indirectly (through other entities or otherwise) owning, controlling or holding, whether with or without power to vote, 51% or more of the entire beneficial interest in Tenant or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, or any such entity which is under common control with Tenant, (ii) any corporation or trust with transferable shares, 51% or more of whose outstanding capital stock or shares of beneficial interest of any class is directly or indirectly (through other entities or otherwise) owned, controlled or held, whether with or without the power to vote, by Tenant or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant or any corporation affiliated with Tenant or such successor as defined in (i) above, and (iii) any partnership, association or other business organization, 51% or more of the beneficial interest in which, whether with or without the power to vote, is directly or indirectly (through other entities or otherwise) owned, controlled or held by Tenant or such successor or any corporation affiliated with Tenant or such successor as defined in (i) above.

   In the event of a subsequent sale or transfer of the stock of an Affiliate (either individually or in the aggregate) resulting in Tenant owning less than 50% of the stock of such Affiliate shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease governed by the provisions of this Section 7.1.

7.2  ACCEPTANCE OF RENT FROM TRANSFEREE

   The acceptance by Landlord of the payment of Rent, additional rent, or other charges following assignment, subletting, or other transfer prohibited by this
Article VII
shall not be deemed to be a consent by Landlord to any such assignment, subletting, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.

                                  ARTICLE VIII
                            REPAIRS AND MAINTENANCE

8.1  TENANT OBLIGATIONS

   From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant shall keep the Premises and every part thereof in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation, or as a result of the failure of Landlord to provide services required to be provided hereunder only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in such condition. Notwithstanding the foregoing, Tenant shall only be required to provide routine day to day maintenance on the HVAC system, which shall include, without limitation, maintaining a commercially reasonable service contract therefor.

8.2  LANDLORD OBLIGATIONS

   Except as may be provided in Articles XII and XIII, Landlord agrees to keep in good order, condition, and repair the structural components and the roof of the Building, replacement of the plumbing, electrical, sewer and HVAC systems and major components thereof, all exterior facilities on the Lot, including, without limitation, pipes, utility lines, loading areas, outdoor lighting, the paved surface of the parking areas serving the Building, landscaped areas and shall keep the parking areas serving the Building reasonably free from snow and ice, except that Tenant shall reimburse Landlord, as additional rent hereunder, for the costs of maintaining, repairing, or otherwise correcting any condition caused by an act, omission, neglect or default under this Lease of Tenant or any employee, agent, or contractor of Tenant or any other party for whose conduct Tenant is responsible. Without limitation, Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this
Section 8.2, and Landlord shall not be liable for any failure to make such repairs unless Tenant has given notice to Landlord of the need to make such repairs and Landlord has failed to commence to make such repairs within a reasonable time thereafter. Landlord shall provide the warranty of the structural components of the Building and building systems as set forth in Exhibit B.

   If Landlord shall be in default under this Lease, including, but not limited to Exhibit B hereof, which default shall continue for thirty (30) days after written notice thereof from Tenant, then Tenant shall have the right, but not the obligation, to cure such default, in which event Landlord shall pay to Tenant upon demand, the reasonable cost thereof plus interest at the Lease Interest Rate; provided, however, if such default is not susceptible of being cured within a period of thirty (30) days then as long as Landlord shall commence the curing thereof within such thirty (30) day time period and is proceeding with due diligence to cure the same, Tenant shall not have the aforesaid right. If Landlord shall not reimburse Tenant as provided herein, Tenant shall have the right to deduct the same from any monthly installment of Base Rent until it has been fully reimbursed such costs and interest, provided that in no event shall any such deduction exceed Ten Thousand Dollars ($10,000.00) for any month during the Lease Term. If twelve months or less remain in the Lease Term and amounts due to Tenant would otherwise remain unpaid at the expiration of the Lease Term, any remaining amounts due hereunder may be deducted in equal monthly installments of the amount then remaining outstanding over the remaining months in the Lease Term. If in Tenant's reasonable judgment an emergency shall exist, the aforesaid thirty (30) day notice shall be shortened to such reduced period, following notice to Landlord, as shall be reasonable in the circumstances prior to Tenant having the right to cure such default. In such an emergency event, Tenant's notice may be given by telegram, fax transmission or other substitute means of writing.

                                   ARTICLE IX
                     SERVICES TO BE FURNISHED BY LANDLORD;
                                   UTILITIES

9.1  LANDLORD'S SERVICES

   Tenant shall be responsible for providing its own basic services, including, without limitation, cleaning, utilities, elevator service and security and Landlord shall have no obligations with respect thereto except as specifically set forth herein.

   Landlord (or affiliate(s) of Landlord) shall provide, and Tenant's employees shall have the right to use, certain services generally available to tenants at certain property adjacent to the Lot and owned by a party affiliated with the Landlord known as The Schrafft Center, 29 Main Street, Boston ("Schrafft") which shall include and be limited to the health club and day care facilities, cafeteria and shuttle bus services (running directly to the Building) on the same basis as such facilities are available to tenants at Schrafft's employees.

   If there is any material interruption, curtailment, stoppage, or suspension of Landlord's Services, (x) continuing after written notice thereof to Landlord (or in an emergency situation which threatens the health or safety of Tenant's employees, oral notice followed by written notice) (y) not caused by Tenant, and
(z) such deficiency reasonably causes Tenant to vacate the Premises or parking areas or a part thereof (individually and collectively, "Landlord Deficiency"), then Tenant shall, if such Landlord Deficiency continues for more than ten (10) business days, be entitled to a proportional abatement of Base Rent and Additional Rent to the extent of Tenant's interference with its use of the Premises until the same is cured, provided that in no event shall such any such deduction exceed Ten Thousand Dollars ($10,000.00) for any month during the Lease Term. If twelve months or less remain in the Lease Term and amounts due to Tenant would otherwise remain unpaid at the expiration of the Lease Term, any remaining amounts due hereunder may be deducted in equal monthly installments of the amount then remaining outstanding over the remaining months in the Lease Term.

9.2  CAUSES BEYOND CONTROL OF THE LANDLORD

   The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of Tenant or Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages under the provisions of this Section 9.2 or any other
provision of this Lease.   Tenant's rights of self-help set forth in Section 8.2
shall be applicable in the event of any such failure. In the event of any such occurrence, Landlord shall give Tenant written notice of the occurrence and cause of delay and further written notice upon the termination thereof. During any such occurrence, Landlord shall use commercially reasonable efforts to mitigate such delay.

9.3  SEPARATELY METERED UTILITIES

   Tenant shall pay directly to the utility, as they become due, all bills for electricity and other utilities to the Premises, Building and Lot all of which shall be separately metered for Tenant's account. Tenant shall have the right to purchase electricity (and other utilities) from such sources as Tenant determines, provided Landlord incurs no costs in connection therewith.

                                   ARTICLE X
                                   INDEMNITY

10.1    MUTUAL INDEMNITY

   The Tenant shall indemnify and save harmless Landlord, the directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from any default or breach by Tenant or Tenant's contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any violation of Landlord's Rules and Regulations and any failure to maintain or repair equipment or installations to be maintained or repaired by Tenant hereunder) or the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or Tenant's use thereof; or (b) arising directly or indirectly from any accident, injury, or damage, however caused, to any person or property, on or about the Premises; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Tenant, or Tenant's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Tenant: provided, however, that in no event shall Tenant be obligated under this clause (c) to indemnify Landlord, the directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Landlord or the officers, agents, or employees of Landlord on or about the Premises or the Building or from breach of Landlord's obligations under this lease. This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, attorney's fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to Landlord. At the request of Landlord, Tenant shall defend any such claim or proceeding directly on behalf and for the benefit of Landlord.

   Landlord shall indemnify and save harmless Tenant, the directors, officers, agents, and employees of Tenant, against and from all claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from any default or breach by Landlord or Landlord's contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease; or (b) arising directly or indirectly from any accident, injury, or damage to any person or property, on or about the Lot but outside of the Premises and Building; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring in the Premises to the extent that such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Landlord, or Landlord's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Landlord; provided, however, that in no event shall Landlord be obligated under clauses (b) and (c) to indemnify Tenant, the directors, officers, agents, employees of Tenant, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Tenant or the contractors, licensees, servants, officers, agents, or employees of Tenant on or about the Premises or the Building or from breach of Tenant's obligations under this lease. This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, reasonable attorney's fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to Tenant. At the request of Tenant, Landlord shall defend any such claim or proceeding directly on behalf and for the benefit of Tenant.

10.2    THE TENANT'S RISK

   The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as Tenant is herein given the right to use at Tenant's sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant.

10.3    INJURY CAUSED BY THIRD PARTIES

   The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant for any loss or damage from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires, and water, gas, sewer, or steam pipes, or like matters.

10.4    SECURITY

   Tenant agrees that, in all events, Tenant is responsible for providing security to the Premises and its own personnel. Landlord agrees that the security camera at Schrafft shall monitor the Lot on a 24 hour basis.

                                   ARTICLE XI
                                   INSURANCE

11.1    TENANT'S INSURANCE OBLIGATIONS

   Tenant shall carry public liability insurance in a company or companies licensed to do business in the state in which the Premises are located and reasonably approved by Landlord. Said insurance shall be in minimum amounts reasonably required by Landlord from time to time by notice to Tenant and shall name Landlord as an additional insured, as its interests may appear, and Tenant shall provide Landlord with evidence, when requested, that such insurance is in full force and effect. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements above the building standard which are made by Landlord or Tenant in and to the Premises, which policies shall name Landlord as an additional insured. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant and each policy shall contain an endorsement that will prohibit its cancellation or amendment prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to Landlord.
Tenant shall carry insurance in the initial amounts listed in the Basic Data and shall provide Landlord with certificates of such Tenant Insurance Requirements on or prior to the Commencement Date.

11.2    CONSTRUCTION PERIOD INSURANCE

   At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, the Tenant shall keep in full force and effect the following insurance coverage in each instance with policies reasonably acceptable to Landlord, including, without limitation, the amount of any deductible thereunder:

   (1) builder's risk completed value (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees as additional insureds; and

   (2) workers' compensation or similar insurance in form and amounts required by law.

   Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this (S)11.3 shall survive the expiration or earlier termination of this Lease.

11.3    WAIVER OF SUBROGATION

   Tenant and Landlord each hereby release the other to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant, Landlord or their agents. Tenant and Landlord agree that their respective policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or Landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.

11.4    LANDLORD'S INSURANCE OBLIGATIONS

   Throughout the Lease Term, Landlord shall maintain a full replacement value policy of insurance on all of the Building (including, without limitation the Premises and all of Landlord's Work therein) against damage by all risks of physical loss or damage to the extent customarily insured by owners of similar property.

                                  ARTICLE XII
                                    CASUALTY

12.1    DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

   The term "substantial damage," as used herein, shall refer to damage which is of such a character that in Landlord's reasonable, good faith estimate the same cannot, in ordinary course, be expected to be repaired within 90 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage."

12.2    PARTIAL DAMAGE TO THE BUILDING

   If during the Lease Term there shall be partial damage to the Building by fire or other casualty, Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

12.3    SUBSTANTIAL DAMAGE TO THE BUILDING

   If during the Lease Term there shall be substantial damage to the Building by fire or other casualty, Landlord shall promptly restore the Building to the extent reasonably necessary to enable Tenant's use of the Premises, unless Landlord, within thirty (30) days after the occurrence of such damage, shall give notice to Tenant of Landlord's election to terminate this Lease. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant's use of the Premises. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under this Section
12.3 within 150 days after the date of such damage or destruction, such period to be subject to the terms of Section 9.2 of this Lease (not exceeding in any event an additional 60 days), or if the Premises shall be substantially damaged during the last two (2) years of the Lease Term then, in either such case, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within thirty (30) days after the end of such nine-month period and before the substantial completion of such restoration. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant's termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.4    ABATEMENT OF RENT

   If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall interfere with Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Base Rent and Additional Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

                                  ARTICLE XIII
                                 EMINENT DOMAIN

13.1    RIGHTS OF TERMINATION FOR TAKING

   If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant's purposes, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or

Tenant may elect to terminate this Lease by giving notice to the other of such election not later than thirty (30) days after Tenant has been deprived of possession.

   Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Tenant's reasonable opinion, be uneconomical, Landlord or Tenant may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty
(30) days after the effective date of such taking.

   Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated cost of such restoration.

13.2    PAYMENT OF AWARD

   The Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of tenant improvements or trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

13.3    ABATEMENT OF RENT

   In the event of any such taking of the Premises, the Base Rent and Additional Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

                                  ARTICLE XIV
                                TENANT'S DEFAULT

14.1    TENANT'S DEFAULT

   (a) Events of Default. The following shall be "Events of Default" under this Lease:

(i) If Tenant shall fail to pay any monthly installment of Rent when due, and such default shall continue for ten (10) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received a similar notice within three hundred sixty-five (365) days prior to such violation or failure;

   (ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for ten (10) days after written notice from Landlord; provided that no such notice shall be required if Tenant has received a similar notice within three hundred sixty-five (365) days prior to such violation or failure;

   (iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after Landlord's written notice thereof to Tenant, unless such default cannot reasonably be corrected within such thirty (30) day period, in which event no Event of Default shall be deemed to have occurred so long as Tenant has commenced cure and is diligently prosecuting the same;

   (iv) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

   (v) the appointment of a receiver or custodian for all or a substantial portion of Tenant's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant's real or personal property;

   (vi) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

   (vii) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within forty-five (45) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier;

   (viii) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors; or

   (ix) Tenant's interest in this Lease being taken on execution in any action against the Tenant.

   (b) Landlord's Remedies. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

    (i) Termination of Lease. Landlord may terminate this Lease by giving written notice of such termination to Tenant, whereupon within five (5) days of the deemed receipt of such notice of termination addressed to Tenant this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Termination by notice as provided herein shall require no further action on the part of Landlord including, without limitation, resort to legal process under applicable law. Any other notice to quit is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Annual Rent and Additional Rent and any other sums accrued up to the time of termination by Landlord.

   (ii) Suit for Possession. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including lawful reentry and possession, as may be applicable.

   (iii) Reletting of Premises. Should this Lease be terminated before the expiration of the Term of this Lease by reason of Tenant's default as hereinabove provided, Landlord shall use commercially reasonable efforts to relet the Premises and otherwise mitigate its losses and, if the full Annual Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees and expenses of placing the Premises in good order and condition including without limitation any alterations and improvements. Landlord, in putting the Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

   (iv) Acceleration of Payment. If this Lease is terminated by Landlord following an Event of Default and Tenant shall fail to pay any monthly installment of Rent pursuant to the terms of this Lease, then Landlord may, by giving written notice to Tenant, elect to receive, in lieu of any other damages for loss of future rents after the date of termination (reserving to itself all rights as to past due Rent) an amount equal to the present worth (as of the date of such termination) of Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the present worth of the fair rental value of the Premises, as determined by an independent real estate appraiser named by Landlord. Such damages shall be payable to Landlord in one lump sum within ten (10) days of such notice and shall bear interest at the Lease Interest Rate until paid. For purposes of this Clause (iv), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to the Lease Interest Rate.

   (v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time or reletting or the expiration of the Term of this Lease. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorney's fees and court costs reasonably incurred.

   (vi) Anticipatory Breach; Cumulative Remedies. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity, whether or not mentioned herein. Landlord's election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall Landlord ever be deemed to have elected one or more remedies to the exclusion of any other remedy or remedies. Any and all rights and remedies that Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

   (c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent or any other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

   (d) Right of Landlord to Cure Tenant's Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the Lease Interest Rate. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

   (e) Late Payment. If Tenant fails to pay any installment of Rent on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of three percent (3%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the Lease Interest Rate. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent due, or if payments have been accelerated pursuant to this Article 14, due and payable immediately.

   (f) Lien on Personal Property. Landlord shall have a lien upon all the personal property of Tenant moved into the Premises, as and for security for the Rent and other obligations of Tenant herein provided. In order to perfect and enforce said lien, Landlord may, at any time after default by Tenant in the payment of Rent or default of other obligations to be performed or complied with by Tenant under this Lease, seize and take possession of any and all personal property belonging to Tenant that may be found in and upon the Premises. If Tenant fails to redeem the property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of Rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property as aforesaid, the same shall be held by Landlord as additional Security Deposit. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provisions of this Lease.

                                   ARTICLE XV
                       THE LANDLORD'S ACCESS TO PREMISES

15.1    THE LANDLORD'S RIGHT OF ACCESS

   The Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice or any time in case of emergency, for the purpose of inspecting or of making repairs or alterations, to the Premises or the Building or additions to the Building, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building.

   For a period commencing six (6) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours upon prior notice for the purpose of exhibiting the same to prospective tenants, provided such access does not unreasonably interfere with Tenant's business operations.

                                  ARTICLE XVI
                              LANDLORD'S MORTGAGES

16.1    SUBORDINATION

   Upon the written request of Landlord, Tenant shall enter into a recordable agreement with the holder of any present or future mortgage of the Premises, Building or Lot which shall provide that (i) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgagee, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action),
(iii) this Lease shall continue in full force and effect, and (iv) Tenant's rights hereunder shall not be disturbed, except as in this Lease set forth provided the holder of any such mortgage executes an agreement which states that provided Tenant is not in default beyond the expiration of any applicable grace period of any of the terms and conditions of this Lease, Tenant shall remain in possession of the Premises under the terms of this Lease for the Term and that Landlord, or anyone claiming, by, through or under Landlord, shall not disturb the tenancy created by this Lease. The word "mortgage" as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord's interest in this Lease given as collateral security for any obligation of Landlord.

16.2    MODIFICATIONS

   In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, which includes the Premises as part of the mortgaged Premises, shall request any modification of any of the provisions of this Lease, other than a provision which would otherwise increase Tenant's obligations or reduce Tenant's rights and benefits hereunder, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease in the event of foreclosure or other similar action taken by such holder or prospective holder or by anyone claiming by, through or under such holder or prospective holder.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

17.1    CAPTIONS

   The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

17.2    NO WAIVER

   The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed to be a waiver of such violation or to prevent a subsequent act, which would originally have constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

17.3    NO ACCORD AND SATISFACTION

   No acceptance by Landlord of a lesser sum than the minimum and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed to be an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease or at law or in equity provided.

17.4    CUMULATIVE REMEDIES

   The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord) shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any reasonable expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

17.5    PARTIAL INVALIDITY

   If any term or provision of this Lease or any portion thereof or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and of such term or provision and the application of this Lease and of such term and provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

17.6    LANDLORD'S RIGHT TO CURE

   If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises and/or to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing any such obligations, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the Lease Interest Rate) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

17.7    ESTOPPEL CERTIFICATES

   Each party agrees on the Term Commencement Date and from time to time thereafter, upon not less than fifteen (15) days' prior written request by the other party, to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect, that said party has no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of either party under this Lease (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section 17.7 may be relied upon by any prospective purchaser or mortgagee of the Property or any prospective assignee of any such mortgagee or Tenant or any party acquiring, financing, merging with or taking an assignment from Tenant.

17.8    BROKERAGE

   Other than Grubb & Ellis (the "Broker"), Landlord and Tenant each warrant that there are no claims for broker's commission or finder's fees relating to dealings by it in connection with its execution of this Lease or the tenancy hereby created and each party agrees to indemnify and save the other party harmless from any liability that may arise from such claim. Landlord agrees to pay the commission due to Broker in accordance with a separate agreement.

17.9    HOLDOVER

   If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only, at a daily rate equal to one and one-half (1 1/2) times the Rent applicable immediately prior to such termination plus the then applicable additional rent and other charges under this Lease. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

17.10   COUNTERPARTS

   This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

17.11   CONSTRUCTION AND GRAMMATICAL USAGE

   This Lease shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, and Tenant and Landlord agree to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. If there be more than one party tenant, the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

17.12   SECURITY DEPOSIT

   Tenant has deposited with Landlord the Security Deposit, a copy of which is attached hereto as Exhibit E, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event there exists an Event of Default by Tenant in respect of any of the terms, provisions and conditions of this Lease, Landlord may draw upon and use, apply or retain the whole or any part of the proceeds so drawn of the Security Deposit to the extent required for payment of any Rent or any other sum as to which there is an Event of Default by Tenant or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Event of Default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonable attorney's fees. It is agreed that Landlord shall always have the right to draw upon and apply the Security Deposit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of drawing upon and applying the Security Deposit or any part thereof. If Landlord shall draw upon and use, apply or retain the Security Deposit in whole or in part, Tenant shall within ten (10) days after written notice from the Landlord make such further or other deposit of monies or amended Letter of Credit in form and substance satisfactory to Landlord as may be necessary to bring the balance of the Security Deposit to a sum equal to the amount of the Security Deposit required to be maintained at such time. In the event that (i) there is no Event of Default by Tenant under this Lease, and (ii) the Guarantor has a net worth in excess of Forty Million Dollars ($40,000,000.00) determined in accordance with generally accepted accounting principles for the Guarantor's most recent twelve (12) month fiscal year and reasonably approved by Landlord, the amount of the Security Deposit shall be reduced by One Hundred Fifty Thousand Dollars ($150,000.00) at the end of each anniversary hereof for the first five (5) years following the date hereof. If the Letter of Credit is terminated at any one (1) year anniversary thereof, Landlord shall have the right to draw on such Letter of Credit if a substitute Letter of Credit meeting the requirements of this Section 17.12 is not provided not later than fifteen (15) days prior to the expiration of the then effective Letter of Credit. The holder of any mortgage upon the Building or Lot shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder.

17.13   ENFORCEMENT EXPENSES

   Unless prohibited by applicable law, each party agrees to pay to the other party the amount of all fees and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by it arising out of or resulting from any act or omission by the other party with respect to this Lease or the Premises, including without limitation, any breach by the other party of its obligations hereunder, irrespective of whether it resorts to litigation as a result thereof, provided if there is litigation, the party seeking such reimbursement is the prevailing party.

17.14   NO SURRENDER

   The delivery of keys to any employee of Landlord or to Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

17.15   COVENANT OF QUIET ENJOYMENT

   Subject to the terms and provisions of this Lease and on payment of the Rent, Additional Rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.16   NO PERSONAL LIABILITY OF THE LANDLORD

   It is specifically agreed that the obligations of Landlord under this Lease do not constitute personal obligations of Landlord and that Tenant shall not seek recourse against the personal assets of Landlord for satisfaction of any liability with respect to this Lease.

17.17   NOTICES

   Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such notice or consent as set forth in Article 1.2 of this Lease, addressed, if to Landlord, at the address set forth in Article 1.2 of this Lease, and, if to Tenant, at the address as set forth in Article 1.2 of this Lease, or at such other address as may be specified from time to time in writing sent to the other party by like notice.

   Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail).

17.18   FINANCIAL INFORMATION

   It is hereby understood and agreed that Tenant will supply to the Landlord, on an annual basis, a copy of Tenant's and Guarantor's audited financial statement within one hundred twenty (120) days following Tenant's and Guarantor's fiscal year ends. Any information obtained by Landlord pursuant to the provisions of this Paragraph shall be treated as confidential, except that Landlord may disclose such information to its lenders.

17.19   RULES AND REGULATIONS

   The Tenant will observe and comply with the Rules and Regulations as attached hereto and made a part hereof, including revisions and additions as the Landlord may from time to time institute with prior notice to Tenant, provided that in cases of conflict with this Lease and such Rules and Regulations, the provisions of this Lease shall prevail.

17.20   RECORDING

   Tenant agrees not to record this lease, but Landlord agrees to execute and record a recordable notice of lease complying with applicable laws contemporaneously with the execution of this lease. In no event shall such document set forth the rental or other charges payable by Tenant under this lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this lease, and is not intended to vary the terms and conditions of this lease. Any recording costs associated with the short form of lease shall be paid by the party requesting recordation. Upon the expiration of this Lease in accordance with its terms, or in the event of an Event of Default giving rise to a termination of this Lease by Landlord, Landlord may, unilaterally and without Tenant's consent, record a termination of the short form of lease with the Suffolk County Registry of Deeds (the "Termination"). Landlord and Tenant agree that (i) the fact that the Termination has been recorded by Landlord shall not be deemed an admission by Tenant that it has agreed to a termination of this Lease or otherwise work as an estoppel by Tenant as to its rights under this Lease, (ii) in the event of a dispute between Landlord and Tenant, the relative rights and remedies of Landlord and Tenant with respect to the Premises shall be determined by a court of competent jurisdiction without reference to Landlord's recording of the Termination. Tenant agrees to re-execute and deliver a termination in recordable form to Landlord at any time and from time to time after the valid termination of this Lease in accordance with its terms, upon the prior written request of Landlord or its successors and assigns. The terms of this paragraph shall survive termination of the Lease.

17.21                         WHEN LEASE BECOMES BINDING

   Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation of, or option for the Premises and shall vest no right in any party. Tenant or anyone claiming under or through Tenant shall have the rights to the Premises as set forth herein and this Lease becomes effective as a Lease only upon execution, acknowledgment and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.

17.22                         MISCELLANEOUS

   Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibits hereto.

17.23                         ENTIRE AGREEMENT

   This Lease and the exhibits and any rider attached hereto, set forth all the covenants, promises, agreements conditions, representations and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes any proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises, or the Building of which the Premises are a part, or the Lot, except as herein expressly set forth.

17.24   LANDLORD'S EARLY TERMINATION OPTION

   Landlord shall have the right to terminate the Lease at any time after the tenth Lease Year provided that Landlord exercises the option to terminate by written notice delivered to Tenant not later than eighteen (18) months prior to the effective date of termination (i.e. at any time following 8 1/2 years from the Rent Commencement Date).

   IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.


LANDLORD:
The 425 Medford Nominee Trust



_______________________________________
John J. Flatley, Trustee and Not Individually



_______________________________________
Gregory D. Stoyle, Trustee and Not Individually


TENANT:
Saleslink Corporation



BY:_______________________________________
   Its:

                             RULES AND REGULATIONS
                             ---------------------

l. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any Tenant, nor shall they be used for any purpose other than ingress and egress to and from the Premises. Landlord shall keep the sidewalks and curbs directly in front of the Premises, clean and free from ice and snow.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures used by Tenant (if given the prior written consent of the Landlord for such use), shall be of a quality, type, design and color, attached in a manner approved by the Landlord.

3. A building directory will be maintained in the main lobby of the Building at the expense of the Landlord and the number of such listings shall be at the sole discretion of the Landlord. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or building, without the prior written consent of the Landlord. In the event of violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to any Tenants violating this rule.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the Building, nor placed in the fire escapes, without the prior written consent of the Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused same.

7. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

8.  Intentionally omitted.

9. No tenant shall make, or permit to be made, any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises' or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of doors, windows, skylights or down the passageways.

10. Except as permitted in the Lease, no tenant, nor any of tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical and substance.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant unless Landlord is provided with copies of the keys, nor shall any changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of his tenancy, return to the Landlord, all keys for stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay the Landlord the cost thereof.

12. No tenant shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics or as a barber or manicure shop.

13. Tenant shall not use the name of the Building or its owner in any advertising without the express written consent of the Landlord.

14. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

15. Canvassing, soliciting and peddling in the building is prohibited and each tenant shall cooperate to prevent the same by notifying the Landlord.

16. There shall not be used in any space or in the public halls of the Building, either by a tenant or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

                                   EXHIBIT A
                                Plan of Premises

                                   EXHIBIT B
                            Construction Workletter

                                  EXHIBIT B-1
                                  Construction

                 Attached to and made part of Lease dated as of
                                    Between
                           1970 Flatley Family Trust
                                      and
                             Saleslink Corporation

A. SUBSTANTIAL COMPLETION. For the purposes hereof, the Landlord's Work shall be deemed to be substantially complete on the date that (i) Landlord's Work, as defined in Paragraph B hereof, has been completed except for items of work and adjustment of equipment and fixtures which can be completed after possession has been taken without causing substantial interference with the performance of Tenant's Work (i.e., so-called "punch list" items), which "punch list" items (a) shall be designated jointly by Tenant and Landlord, and (b) Landlord shall complete within thirty (30) business days (except for any long-lead items), and
(ii) Tenant has received the project architect's certificate of substantial completion in the AIA form of the Premises in accordance with clause (i) of this Paragraph.

B. LANDLORD'S WORK. For the purposes of determining substantial completion, "LANDLORD'S WORK" shall be defined as all work shown on the Plans as defined in Paragraph D hereof and Section 3.2 of this Lease, but shall not include special work (i.e., long-lead items) and any items of work which are delayed by the performance of special work, or changes made by Tenant after the Plans have been approved by Landlord and Tenant.

The Plans shall include the following items of Landlord's Work:

I. Office Areas: built out per specifications attached hereto as Exhibit B-2 including:

(i)     Painted;
(ii)    Carpet;
(ii)    New HVAC system;
(iv)    Dropped ceiling;
(v)     Lights;
(vi) Full sprinkler system and waterline (excluding any in-rack sprinklering);
(vii)   Bathrooms as required by Code;
(viii)  Reception/entry on first floor;
(ix)    Elevators in good working order and condition;
(x)     All fire alarm pull stations; and
(xi)    4,000 amp electric service.

II.   Warehouse Areas:

(i)     Warehouse lighting as required by Tenant;
(ii)    Two (2) coats of paint throughout;
(iii)   Sealing of warehouse floor; and
(iv) All dock doors to be replaced as needed and/or blocked up, if not necessary.

III.  Production Area:

(i)     8' strip lighting as required, 80 candlepower;
(ii)    Two (2) coats of paint throughout;
(iii)   Sealed floor; and
(iv)    Elevators for freight and passengers in good working condition.

Expansion Space:

The Expansion Space shall be completed to the same level of finish for all portions of office and warehouse space as set forth above for the initial Premises.

C. PAYMENT FOR WORK. Landlord shall pay for all costs of Landlord's Work (except as set forth below). If (A) Tenant makes any changes after the Plans have been approved by Landlord and Tenant, or (B) the scope of the Landlord's Work exceeds the scope of the Landlord's Work set forth above, and (C) the cost
                                                               ---
of Landlord's Work will be increased thereby (collectively, "Tenant Costs"), then Tenant shall pay to Landlord within ten (10) days of demand the net amount of any increase in the cost of Landlord's Work resulting from the applicable change. Tenant Costs shall include overhead and profit to the Landlord in an amount not exceeding 8% of such Tenant Costs.

D.  PLAN PREPARATION AND APPROVAL.

1. Landlord shall provide Tenant with a full and complete set of the plans and specifications for Landlord's Work (the "Plans").

2. Response (i.e. approval or disapproval of the Plans) by Tenant): Tenant shall respond to the Plans on or before the tenth (10th) business day after Landlord submits to Tenant all of the Plans (or revised plans). Tenant's approval of the Plans shall not be unreasonably withheld or delayed. Any disapproval of the Plans shall include a detailed written statement of the grounds for such disapproval, and specific suggested changes. Failure to respond within ten (10) business days of submittal of the Plans shall be deemed approval on the part of Tenant.

E. PERFORMANCE OF WORK. Landlord agrees to use commercially reasonable efforts to substantially complete Landlord's Work on or before June 1, 1998 (the "Anticipated Completion Date"). If Tenant (i) fails or omits to supply additional information which may be requested, or fails to approve requests for change orders or in giving authorizations or materially interferes with the performance of Landlord's Work for any Phase in the exercise of its rights pursuant to Paragraph G hereof, or (ii) changes the scope of Landlord's Work for any Phase or requests change orders which because of the process for approval therefor or the additional time to perform the work or obtain the materials delay the performance of Landlord's Work for any Phase and Landlord gives Tenant written notice of such delay ((i) and (ii) collectively, "TENANT DELAYS"), then the Rent Commencement Date shall be deemed to have occurred as of the date the Rent Commencement Date would have occurred in accordance with the terms hereof, but for such Tenant Delays, even if Premises are not, in fact, actually ready for Tenant's occupancy. Landlord agrees to use reasonable efforts to accelerate construction or reschedule certain portions of the Landlord's Work to make up for lost time due to any delays, provided that Landlord shall not be required to incur additional costs as a result thereof and any overtime costs incurred by Landlord as a result of accelerating construction due to Tenant Delays shall be Tenant change orders. Attached hereto as Exhibit B-3 is a schedule of certain dates, including, without limitation, the dates of (i) delivery to Tenant of the Plans and portions thereof, (ii) approval by Tenant of the Plans and portions thereof, (iii) commencement of construction, (iv) anticipated dates of Substantial Completion of Landlord's Work and delivery to Tenant.

Landlord agrees to give Tenant notice of any anticipated Tenant Delays (or increased costs) as soon as reasonably practicable and shall give Tenant its good faith estimate of the estimated net increase in time and cost which would result from the change. Tenant shall have the right to withdraw the change order if it does not accept the impact of the delay or price increase, provided that Tenant shall nonetheless be responsible for any increase in time and cost which results from the request for such change.

F. LANDLORD'S CERTIFICATE. Landlord's architect's certificate of substantial completion, given in good faith, or of any other facts pertinent to this Exhibit B shall be deemed conclusive of the statements therein contained and binding upon Tenant.

G. TENANT'S WORK. Tenant shall contract with cabling and wiring contractors to install cable and wiring and other specialty trades, provided Tenant's contractors shall cooperate and coordinate their work with the general contractor for Landlord's Work (which schedule shall be as set by said general contractor), and shall comply with reasonable, non-discriminatory rules and regulations, in an "open-shop" capacity. All Tenant contractors shall be subject to the supervision and authority of Landlord's job superintendent. Tenant will be responsible for its voice, data, security systems and other cabling requirements racking systems and in-rack sprinklering and Landlord's Work shall not include the same.

H. TENANT'S CONTRACTORS. In the event that Tenant engages any separate contractors in the initial construction of the Premises including, without limitation, for the purposes of performing the work described in Paragraph G above, Tenant and Tenant's contractors shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work, or any damages which might occur to any work or materials to be installed by Landlord's Contractors in the Premises.

I. ACCEPTANCE OF WORK. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Exhibit B unless not later than thirty (30) days after the Rent Commencement Date, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation and Landlord shall promptly remedy any physical defect in Landlord's Work within or affecting the Premises of which Tenant gives Landlord written notice within one (1) year of the date on which Landlord's Work is Substantially Complete or, if such Landlord's Work is subject to a warranty or guaranty with a longer term, within such term.

J. RIGHTS AND REMEDIES. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Base Rent and Additional Rent due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with this Exhibit B hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

                                  Exhibit B-2
                        Specifications for Office Space

                                  Exhibit B-3
                             Construction Schedule

                                   EXHIBIT C
                          Term Commencement Agreement
                          ---------------------------

Pursuant to that certain Lease by and between John J. Flatley and Gregory D. Stoyle, Trustees of 425 Medford Nominee Trust c/o The Flatley Company, of 50 Braintree Hill Office Park, Braintree, Massachusetts 02185-0168, as Landlord, and Saleslink Corporation, of 25 Drydock Avenue, Boston, Massachusetts 02210 as Tenant, dated September , 1997 (the "Lease"), the undersigned hereby establish and agree to the following:

1.   The Term Commencement Date of the Lease is __________, 1998;

2.   The Rent Commencement Date is __________, 1998;

3. The initial term of the Lease shall expire on the last day of __________, 201_, subject to Tenant's extension option under the Lease.

Capitalized terms used herein and not otherwise defined shall have the meaning as defined in the Lease.

Executed as an instrument under seal.

LANDLORD:
The 425 Medford Nominee Trust



_______________________________________
John J. Flatley, Trustee and Not Individually



_______________________________________
Gregory D. Stoyle, Trustee and Not Individually

TENANT:
Saleslink Corporation


BY:_______________________________________
     Its:

                         COMMONWEALTH OF MASSACHUSETTS
COUNTY OF NORFOLK

This __ day of , 199_, then personally appeared the above named John J. Flatley and Gregory D. Stoyle, trustees as aforesaid and acknowledged the foregoing instrument to be their free act and deed, as trustees, before me,


_____________________________
Notary Public
My Commission Expires:_______

                         COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

This __ day of   , 199_, then personally appeared the above named     ,      of
Saleslink Corporation, and acknowledged the foregoing instrument to be the free act and deed of Saleslink Corporation, before me,


_____________________________
Notary Public
My Commission Expires:_______